Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD FIRST QUARTER NET INCOME OF $26.0 MILLION AND RECORD DILUTED EARNINGS PER SHARE OF $0.59

NORWICH, NY (April 23, 2018) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported record net income and diluted earnings per share for the three months ended March 31, 2018.

Net income for the three months ended March 31, 2018 was $26.0 million, up from $17.6 million for the prior quarter, which included the $4.4 million estimated one-time, non-cash charge recorded in the provision for income taxes related to the enactment of the Tax Cuts and Jobs Act (“Tax Reform”), and $20.3 million for the same period last year. Diluted earnings per share for the three months ended March 31, 2018 was $0.59, as compared with $0.40 for the prior quarter ($0.50 excluding Tax Reform) and $0.46 for the first quarter of 2017.

Highlights:

•	Net income up 28.1% from the first quarter of 2017

•	First quarter loan growth of 3.8% (annualized)

•	Average demand deposits up 4.6% from the first quarter of 2017

•	Net interest margin expands to 3.57%, up 5 basis points from the prior quarter

•	Nonperforming assets to total assets improved 3 basis points from prior quarter to 0.36%

“NBT is off to a strong start to 2018 with record net income and increased earnings per share for the first quarter. We see momentum across most of our business lines,” said NBT President and CEO John H. Watt, Jr. “In April, we expanded our well-established retirement plan services business with the acquisition of Retirement Plan Services, LLC (“RPS”) of Brentwood, Missouri. The combination of EPIC Advisors, Inc., our full-service 401(k) recordkeeping firm, and RPS has extended the national reach of this business line with retirement plan clients in all 50 states and over 220,000 plan participants, building on EPIC’s mission to help America retire. In addition during the quarter, we were pleased to announce an 8.7% increase to our quarterly dividend to $0.25 per share payable on June 15, 2018.”

Net interest income was $73.5 million for the first quarter of 2018, comparable to the previous quarter. Fully taxable equivalent (“FTE”) net interest margin was 3.57% for the three months ended March 31, 2018 up from 3.52% for the previous quarter. The increase in net interest margin from the previous quarter was driven by an increase in yields on earning assets due primarily to higher interest rates in the quarter. The yield on average earning assets increased 8 basis points (“bps”) from the prior quarter to 3.92%, primarily reflecting higher loan yields. FTE yields on securities were adversely impacted by Tax Reform. The cost of interest bearing liabilities increased 5 bps to 0.51% for the quarter ended March 31, 2018, driven primarily by increased short-term borrowings costs, with deposit costs increasing 1 bp. Average interest earning assets were up $15.5 million, or 0.2%, as compared to the prior quarter, primarily driven by a $64.0 million increase in loans and partially offset by a $48.0 million decrease in securities.

Net interest income was $73.5 million for the first quarter of 2018, up $5.0 million, or 7.3%, from the first quarter of 2017. FTE net interest margin of 3.57% was up 11 bps from the first quarter of 2017 as the improvement in asset yields was partially offset by the increase in cost of interest bearing liabilities. Average interest earning assets were up $253.9 million, or 3.1%, from the same period in 2017, primarily driven by a $381.4 million increase in loans that was partially offset by a $116.5 million decrease in securities.

Noninterest income for the three months ended March 31, 2018 was $31.2 million, down $0.2 million, or 0.6%, from the prior quarter and up $2.5 million, or 8.7%, from the first quarter of 2017. The decrease from the prior quarter was driven by lower net securities gains offset by higher other noninterest income and insurance and other financial services revenue. Other noninterest income increased due to higher swap fee income. The increase in noninterest income from the first quarter of 2017 was driven by retirement plan administration and other noninterest income. Retirement plan administration fees increased in the first quarter of 2018 as compared to the first quarter of 2017 due primarily to the acquisition of Downeast Pension Services (“DPS”) in the second quarter of 2017. Other noninterest income increased from the same period of 2017 due to non-recurring charges recognized in the first quarter of 2017.

Noninterest expense for the three months ended March 31, 2018 was $64.3 million, up $0.8 million, or 1.3%, from the prior quarter and up $3.0 million, or 4.9%, from the first quarter of 2017. The increase from the prior quarter was due primarily to a $2.8 million increase in salaries and benefits due primarily to higher stock-based compensation and employee benefits expenses. Occupancy expense increased from the prior quarter by $0.8 million due to seasonal expenses. In addition, other noninterest expense decreased $2.0 million from the previous quarter primarily due to the write-down of an intangible asset no longer in use due to a change in business strategy during the fourth quarter of 2017. The increase from the first quarter of 2017 was driven by increases in salaries and employee benefits expenses, professional fees and outside services and equipment expenses. Salaries and employee benefits expense increased from the first quarter of 2017 due primarily to the acquisition of DPS in the second quarter of 2017.

Income tax expense for the three months ended March 31, 2018 was $7.0 million, down $8.7 million, or 55.3%, from the prior quarter and down $1.3 million, or 15.6%, from the first quarter of 2017. The effective tax rate of 21.2% for the first quarter of 2018 was down from 47.1% for the fourth quarter of 2017 and down from 29.0% for the first quarter of 2017. The decrease in income tax expense from the prior quarter was due to a one-time charge related to the impact of Tax Reform and $0.3 million higher income tax benefit from equity-based transactions. The decrease in income tax expense from the first quarter of 2017 was due to the lower effective tax rate from Tax Reform offset by $1.1 million lower income tax benefit from equity-based transactions. Excluding the $4.4 million Tax Reform charge in the fourth quarter of 2017 and the tax benefit from equity-based transactions, the effective tax rate was 22.5% and 34.1% for the first quarter of 2018 and fourth quarter of 2017, respectively.

Asset Quality

Net charge-offs of $6.8 million for the three months ended March 31, 2018 were down as compared to $7.0 million for the prior quarter and $6.9 million for the first quarter of 2017. Provision expense was $7.5 million for the three months ended March 31, 2018, as compared with $8.2 million for the prior quarter and $7.4 million for the first quarter of 2017. Annualized net charge-offs to average loans for the first quarter of 2018 was 0.42%, down from 0.43% for the prior quarter and from 0.45% for the first quarter of 2017.

Nonperforming loans to total loans was 0.43% at March 31, 2018, down 4 bps from 0.47% for the prior quarter and down 13 bps from 0.56% at March 31, 2017. Past due loans as a percentage of total loans were 0.53% at March 31, 2017, down from 0.63% at December 31, 2017 and were comparable to 0.54% at March 31, 2017.

The allowance for loan losses totaled $70.2 million at March 31, 2018, compared to $69.5 million at December 31, 2017 and $65.7 million at March 31, 2017. The allowance for loan losses as a percentage of loans was 1.06% (1.12% excluding acquired loans) at March 31, 2018, which equaled the prior quarter and was comparable to 1.05% (1.13% excluding acquired loans) at March 31, 2017.

Balance Sheet

Total assets were $9.2 billion at March 31, 2018, up $95.2 million, or 1.0%, from December 31, 2017. Loans were $6.6 billion at March 31, 2018, up $62.4 million, or 0.9%, from December 31, 2017. Total deposits were $7.4 billion at March 31, 2018, up $223.3 million, or 3.1%, from December 31, 2017, primarily reflecting seasonal inflows of government and municipal deposits. Stockholders’ equity was $953.9 million, representing a total equity-to-total assets ratio of 10.33% at March 31, 2018, compared with $958.2 million or a total equity-to-total assets ratio of 10.49% at December 31, 2017.

Dividend

On March 26, 2018, NBT Board of Directors approved a second-quarter 2018 cash dividend of $0.25 per share. The dividend, which represents a $0.02 or 8.7% increase, will be paid on June 15, 2018 to shareholders of record as of June 1, 2018.

Other Events

On April 5, 2018, NBT Bancorp Inc. subsidiary EPIC Advisors, Inc., a full-service 401(k) recordkeeping firm, acquired Retirement Plan Services, LLC (“RPS”), a retirement plan services company located near St. Louis, Missouri, that provides full-service recordkeeping, administration and plan design solutions to employers nationwide. This acquisition supports the continued growth of NBT Bank’s retirement plan services business line. RPS will have access to the resources of NBT Bank’s long-established national retirement plan services infrastructure to support enhanced service to its customers.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.2 billion at March 31, 2018. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 152 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including as a result of competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2018	2017
Profitability:	1st Q	4th Q	3rd Q	2nd Q	1st Q
Diluted earnings per share	$0.59	$0.40	$0.52	$0.49	$0.46
Weighted average diluted common shares outstanding	43,975,248	43,957,571	43,914,536	43,901,207	43,883,471
Return on average assets (1)	1.15%	0.77%	1.00%	0.95%	0.92%
Return on average equity (1)	10.99%	7.27%	9.55%	9.11%	8.94%
Return on average tangible common equity (1)(3)	15.95%	10.65%	13.99%	13.46%	13.24%
Net interest margin (1)(2)	3.57%	3.52%	3.47%	3.44%	3.46%

Balance sheet data:
Securities available for sale	$1,265,912	$1,255,925	$1,357,614	$1,365,521	$1,367,574
Securities held to maturity	487,126	484,073	494,309	515,628	515,793
Net loans	6,576,924	6,515,273	6,398,584	6,301,311	6,206,603
Total assets	9,231,986	9,136,812	9,155,396	9,076,418	8,945,485
Total deposits	7,393,928	7,170,636	7,231,236	7,015,284	7,185,051
Total borrowings	776,032	909,188	872,060	1,021,339	745,462
Total liabilities	8,278,104	8,178,635	8,200,158	8,136,057	8,018,646
Stockholders' equity	953,882	958,177	955,238	940,361	926,839

Asset quality:
Nonaccrual loans	$25,426	$25,708	$23,453	$29,134	$32,674
90 days past due and still accruing	2,934	5,410	3,388	2,849	2,392
Total nonperforming loans	28,360	31,118	26,841	31,983	35,066
Other real estate owned	4,949	4,529	4,230	4,747	6,940
Total nonperforming assets	33,309	35,647	31,071	36,730	42,006
Allowance for loan losses	70,200	69,500	68,350	66,600	65,700

Asset quality ratios (total):
Allowance for loan losses to total loans	1.06%	1.06%	1.06%	1.05%	1.05%
Total nonperforming loans to total loans	0.43%	0.47%	0.42%	0.50%	0.56%
Total nonperforming assets to total assets	0.36%	0.39%	0.34%	0.40%	0.47%
Allowance for loan losses to total nonperforming loans	247.53%	223.34%	254.65%	208.24%	187.36%
Past due loans to total loans	0.53%	0.63%	0.63%	0.59%	0.54%
Net charge-offs to average loans (1)	0.42%	0.43%	0.38%	0.42%	0.45%

Asset quality ratios (originated) (4):
Allowance for loan losses to loans	1.12%	1.12%	1.13%	1.13%	1.13%
Nonperforming loans to loans	0.41%	0.46%	0.39%	0.48%	0.53%
Allowance for loan losses to nonperforming loans	273.54%	243.85%	289.67%	235.08%	213.71%
Past due loans to loans	0.53%	0.65%	0.65%	0.61%	0.55%

Capital:
Equity to assets	10.33%	10.49%	10.43%	10.36%	10.36%
Book value per share	$21.87	$22.01	$21.94	$21.61	$21.34
Tangible book value per share (5)	$15.44	$15.54	$15.42	$15.06	$14.88
Tier 1 leverage ratio	9.26%	9.14%	9.12%	9.08%	9.08%
Common equity tier 1 capital ratio	10.11%	10.06%	10.08%	9.96%	10.02%
Tier 1 capital ratio	11.47%	11.42%	11.46%	11.36%	11.43%
Total risk-based capital ratio	12.46%	12.42%	12.45%	12.32%	12.40%
Common stock price (end of period)	$35.48	$36.80	$36.72	$36.95	$37.07

(1)	Annualized.
(2)	Calculated on a FTE basis.
(3)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2018	2017
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Net income	$25,986	$17,637	$22,876	$21,359	$20,279
Amortization of intangible assets (net of tax)	686	594	613	642	597
Net income, excluding intangibles amortization	$26,672	$18,231	$23,489	$22,001	$20,876

Average stockholders' equity	$959,057	$962,660	$950,557	$940,897	$920,047
Less: average goodwill and other intangibles	281,027	283,554	284,536	285,388	280,774
Average tangible common equity	$678,030	$679,106	$666,021	$655,509	$639,273

(4)	Non-GAAP measure - Excludes acquired loans.
(5)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets:	March 31, 2018	December 31, 2017
Cash and due from banks	$157,498	$156,852
Short-term interest bearing accounts	2,081	2,812
Equity securities, at fair value (1)	23,528	-
Securities available for sale, at fair value (1)	1,265,912	1,255,925
Securities held to maturity (fair value $477,409 and $481,871)	487,126	484,073
Trading securities (1)	-	11,467
Federal Reserve Bank and Federal Home Loan Bank stock	43,778	46,706
Loans	6,647,124	6,584,773
Less allowance for loan losses	70,200	69,500
Net loans	$6,576,924	$6,515,273
Premises and equipment, net	80,073	81,305
Goodwill	268,043	268,043
Intangible assets, net	12,506	13,420
Bank owned life insurance	173,735	172,388
Other assets	140,782	128,548
Total assets	$9,231,986	$9,136,812

Liabilities and stockholders' equity:
Demand (noninterest bearing)	$2,323,456	$2,286,892
Savings, NOW, and money market	4,230,047	4,076,978
Time	840,425	806,766
Total deposits	$7,393,928	$7,170,636
Short-term borrowings	586,012	719,123
Long-term debt	88,824	88,869
Junior subordinated debt	101,196	101,196
Other liabilities	108,144	98,811
Total liabilities	$8,278,104	$8,178,635

Total stockholders' equity	$953,882	$958,177

Total liabilities and stockholders' equity	$9,231,986	$9,136,812

(1) Available for sale and trading equity securities amounts reclassified from securities available for sale and trading securities to equity securities for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2018	2017
Interest, fee and dividend income:
Interest and fees on loans	$70,443	$64,027
Securities available for sale (1)	6,926	7,009
Securities held to maturity	2,625	2,781
Other	766	619
Total interest, fee and dividend income	$80,760	$74,436
Interest expense:
Deposits	$3,931	$3,474
Short-term borrowings	1,966	1,139
Long-term debt	476	606
Junior subordinated debt	901	726
Total interest expense	$7,274	$5,945
Net interest income	$73,486	$68,491
Provision for loan losses	7,496	7,379
Net interest income after provision for loan losses	$65,990	$61,112
Noninterest income:
Insurance and other financial services revenue	$6,504	$6,770
Service charges on deposit accounts	3,972	3,977
ATM and debit card fees	5,273	4,950
Retirement plan administration fees	5,339	4,172
Trust	4,878	4,532
Bank owned life insurance income	1,347	1,411
Net securities gains	72	-
Other (1)	3,892	2,938
Total noninterest income	$31,277	$28,750
Noninterest expense:
Salaries and employee benefits (2)	$36,567	$34,233
Occupancy	6,119	6,170
Data processing and communications	4,279	4,198
Professional fees and outside services	3,492	3,032
Equipment	4,038	3,698
Office supplies and postage	1,573	1,608
FDIC expense	1,201	1,178
Advertising	337	390
Amortization of intangible assets	914	967
Loan collection and other real estate owned, net	1,337	1,279
Other (2)	4,415	4,529
Total noninterest expense	$64,272	$61,282
Income before income tax expense	$32,995	$28,580
Income tax expense	7,009	8,301
Net income	$25,986	$20,279
Earnings Per Share:
Basic	$0.60	$0.47
Diluted	$0.59	$0.46

(1) Income on available for sale and trading equity securities amounts reclassified from interest, fee and dividend income on securities available for sale to other noninterest income for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.
(2) Amounts reclassified for the prior period from salaries and employee benefits to other expenses related to the adoption of Accounting Standard Update No. 2017-07, Compensation – Retirement Benefits (Topic 715), in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2018	2017
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income:
Interest and fees on loans	$70,443	$69,697	$68,086	$65,286	$64,027
Securities available for sale (1)	6,926	7,059	7,278	7,218	7,009
Securities held to maturity	2,625	2,671	2,746	2,736	2,781
Other	766	803	737	654	619
Total interest, fee and dividend income	$80,760	$80,230	$78,847	$75,894	$74,436
Interest expense:
Deposits	$3,931	$3,817	$3,648	$3,536	$3,474
Short-term borrowings	1,966	1,621	1,870	1,366	1,139
Long-term debt	476	505	589	599	606
Junior subordinated debt	901	836	810	772	726
Total interest expense	$7,274	$6,779	$6,917	$6,273	$5,945
Net interest income	$73,486	$73,451	$71,930	$69,621	$68,491
Provision for loan losses	7,496	8,153	7,889	7,567	7,379
Net interest income after provision for loan losses	$65,990	$65,298	$64,041	$62,054	$61,112
Noninterest income:
Insurance and other financial services revenue	$6,504	$5,605	$5,536	$5,621	$6,770
Service charges on deposit accounts	3,972	4,351	4,261	4,161	3,977
ATM and debit card fees	5,273	5,347	5,557	5,518	4,950
Retirement plan administration fees	5,339	5,332	5,272	5,437	4,172
Trust	4,878	4,966	4,927	5,161	4,532
Bank owned life insurance income	1,347	1,262	1,284	1,218	1,411
Net securities gains (losses)	72	1,869	(4)	2	-
Other (1)	3,892	2,740	3,945	3,186	2,938
Total noninterest income	$31,277	$31,472	$30,778	$30,304	$28,750
Noninterest expense:
Salaries and employee benefits (2)	$36,567	$33,812	$33,674	$33,503	$34,233
Occupancy	6,119	5,280	5,174	5,184	6,170
Data processing and communications	4,279	4,242	4,399	4,229	4,198
Professional fees and outside services	3,492	3,751	3,107	3,609	3,032
Equipment	4,038	4,001	3,733	3,793	3,698
Office supplies and postage	1,573	1,604	1,432	1,640	1,608
FDIC expense	1,201	1,196	1,257	1,136	1,178
Advertising	337	1,033	665	656	390
Amortization of intangible assets	914	961	993	1,039	967
Loan collection and other real estate owned, net	1,337	1,136	1,684	664	1,279
Other (2)	4,415	6,428	4,483	4,868	4,529
Total noninterest expense	$64,272	$63,444	$60,601	$60,321	$61,282
Income before income tax expense	$32,995	$33,326	$34,218	$32,037	$28,580
Income tax expense	7,009	15,689	11,342	10,678	8,301
Net income	$25,986	$17,637	$22,876	$21,359	$20,279
Earnings Per Share:
Basic	$0.60	$0.40	$0.52	$0.49	$0.47
Diluted	$0.59	$0.40	$0.52	$0.49	$0.46

(1) Income on available for sale and trading equity securities amounts reclassified from interest, fee and dividend income on securities available for sale to other noninterest income for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.
(2) Amounts reclassified for the prior periods from salaries and employee benefits to other expenses related to the adoption of Accounting Standard Update No. 2017-07, Compensation – Retirement Benefits (Topic 715), in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q1 - 2018		Q4 - 2017		Q3 - 2017		Q2 - 2017		Q1 - 2017
Assets:
Short-term interest bearing accounts	$2,818	5.18%	$5,804	2.39%	$9,000	2.42%	$9,497	1.82%	$14,342	1.33%
Securities available for sale (1)(3)	1,273,634	2.22%	1,313,870	2.16%	1,374,739	2.13%	1,363,314	2.15%	1,352,219	2.14%
Securities held to maturity (1)	482,375	2.48%	490,182	2.68%	506,324	2.66%	513,888	2.63%	520,283	2.66%
Investment in FRB and FHLB Banks	46,844	6.32%	44,320	6.87%	49,902	5.42%	46,132	5.31%	46,326	5.01%
Loans (2)	6,592,447	4.34%	6,528,449	4.25%	6,400,287	4.23%	6,294,056	4.17%	6,211,058	4.19%
Total interest earning assets	$8,398,118	3.92%	$8,382,625	3.84%	$8,340,252	3.80%	$8,226,887	3.75%	$8,144,228	3.75%
Other assets	746,185		747,468		759,636		753,383		748,476
Total assets	$9,144,303		$9,130,093		$9,099,888		$8,980,270		$8,892,704

Liabilities and stockholders' equity:
Money market deposit accounts	$1,655,308	0.27%	$1,725,242	0.25%	$1,652,730	0.23%	$1,723,594	0.21%	$1,688,060	0.21%
NOW deposit accounts	1,211,029	0.13%	1,200,651	0.12%	1,130,940	0.10%	1,138,237	0.08%	1,143,231	0.06%
Savings deposits	1,248,432	0.06%	1,215,932	0.06%	1,232,823	0.06%	1,232,301	0.06%	1,176,224	0.05%
Time deposits	802,959	1.13%	792,969	1.10%	805,435	1.09%	824,398	1.08%	847,410	1.07%
Total interest bearing deposits	$4,917,728	0.32%	$4,934,794	0.31%	$4,821,928	0.30%	$4,918,530	0.29%	$4,854,925	0.29%
Short-term borrowings	712,220	1.12%	684,447	0.94%	773,074	0.96%	643,971	0.85%	657,442	0.70%
Long-term debt	88,844	2.17%	81,010	2.47%	88,935	2.63%	99,865	2.41%	104,048	2.36%
Junior subordinated debt	101,196	3.61%	101,196	3.28%	101,196	3.18%	101,196	3.06%	101,196	2.91%
Total interest bearing liabilities	$5,819,988	0.51%	$5,801,447	0.46%	$5,785,133	0.47%	$5,763,562	0.44%	$5,717,611	0.42%
Demand deposits	2,259,955		2,266,672		2,260,973		2,181,952		2,159,893
Other liabilities	105,303		99,314		103,225		93,859		95,153
Stockholders' equity	959,057		962,660		950,557		940,897		920,047
Total liabilities and stockholders' equity	$9,144,303		$9,130,093		$9,099,888		$8,980,270		$8,892,704

Interest rate spread		3.41%		3.38%		3.33%		3.31%		3.33%
Net interest margin		3.57%		3.52%		3.47%		3.44%		3.46%

(1)	Securities are shown at average amortized cost.
(2)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.
(3)
Equity securities amounts reclassified for the current period from securities available for sale to other assets, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

Note: Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

	2018	2017
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Residential real estate mortgages	$1,333,067	$1,321,695	$1,302,577	$1,275,807	$1,275,774
Commercial	1,312,414	1,317,174	1,307,560	1,342,334	1,284,464
Commercial real estate	1,735,589	1,711,095	1,654,727	1,563,980	1,540,472
Consumer	1,777,708	1,740,038	1,700,340	1,684,936	1,669,369
Home equity	488,346	494,771	501,730	500,854	502,224
Total loans	$6,647,124	$6,584,773	$6,466,934	$6,367,911	$6,272,303